Exhibit 10.39

EXPRESS SCRIPTS, INC.
2000 LONG-TERM INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

Notice is hereby given of the following option grant (the “Option”) to purchase shares of common stock, $0.01 par value per share, of Express Scripts, Inc. (the “Company”) pursuant to the following terms and conditions:

• Optionee:	______________
• Grant Date:	______________
• Vesting Commencement Date:	______________
• Exercise Price Per Share:	______________
• Number of Option Shares:	______________
• Term/Expiration Date of Option:	______________
• Type of Option:	____ Incentive Stock Option
____ Nonstatutory Stock Option

•   Vesting Schedule: The shares of common stock granted pursuant to the Option shall be vested and exercisable in accordance with the following vesting schedule:

•   Other Provisions: The Option is granted subject to, and in accordance with, the terms of the Stock Option Agreement (the “Option Agreement”) attached hereto as Exhibit A and the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”).

This Option is granted under, and governed by, the terms and conditions of this Grant Notice, the Plan and the Option Agreement.

DATED:

EXPRESS SCRIPTS, INC.

By: _____________________________
Thomas M. Boudreau
Senior Vice President and General
Counsel and Secretary

Attachments:
Exhibit A— Stock Option Agreement

EXHIBIT A

EXPRESS SCRIPTS, INC.
2000 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

Express Scripts, Inc., a Delaware corporation ( “Company”), has granted you (“Optionee”) an option (“Option”) to purchase shares of common stock of the Company, $0.01 par value per share (“Common Stock”), pursuant to the terms and conditions set forth in your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement (“Option Agreement”).

The Option is granted pursuant to the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”), pursuant to which options, and other awards, may be granted to key personnel of the Company or an Affiliate.

The details of your Option are as follows:

1.     Grant of Option. The committee appointed by the Board of Directors of the Company to administer the Plan (the “Committee”) has approved your Option. The number of shares of Common Stock subject to your Option and the Exercise Price Per Share are set forth in the Grant Notice. The Option shall be subject to the terms and conditions of the Plan, which is incorporated herein by reference. If designated in the Grant Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall nevertheless be treated as a Nonstatutory Stock Option (“NSO”).

2.    Term of Option. This Option may be exercised only within the Term set forth in the Grant Notice, and may be exercised during such Term only in accordance with the Plan and the terms of this Option Agreement.

3.     Exercise of Option.

(a)     Right to Exercise. This Option is exercisable during its Term in accordance with the Vesting Schedule set forth in the Grant Notice and the applicable provisions of the Plan and this Option Agreement. In the event of a Change in Control (as defined in the Plan) or Optionee’s death, Disability (as defined in the Plan) or other termination of Optionee as an employee, Non-Employee Director (as defined in the Plan) or consultant, the exercisability of the Option is governed by the applicable provisions of the Plan.

(b)     Method of Exercise. This Option is exercisable pursuant to the procedures for exercise provided from time to time by the Company and/or by a third-party vendor selected by the Company. The Option exercise shall require payment of the aggregate exercise price as to all exercised shares. The method of payment of the aggregate exercise price shall be in a form approved by the Company in accordance with Section 7(a)(ii) of the Plan. This Option shall be deemed to be exercised upon receipt and approval by the Company (or the appropriate third party) of all required exercise notices, together with full payment of the exercise price and such additional documents as the Company (or the third-party vendor) may then require.

4.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

5.     Stockholder Rights. Optionee shall not have any stockholder rights with respect to the shares of Common Stock granted pursuant to this Option until Optionee shall have exercised the Option in accordance with Section 3 hereof.

6.     Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Should any change be made to the Common Stock by reason of any Fundamental Change (as defined in the Plan), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this Option, and (b) the Exercise Price Per Share set forth in the Grant Notice in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.     Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the shares of Common Stock are then listed.

8.     Committee Discretion. The Committee shall have plenary authority to (a) interpret any provision of this Option Agreement, (b) make any determinations necessary or advisable for the administration of this Option Agreement, and (c) modify or amend any provision hereof in any manner which does not materially and adversely affect any right granted to Optionee by the express terms hereof, unless required as a matter of law.

9.     Withholding Obligations. At the time Optionee exercises his or her Option, in whole or in part, or at any time thereafter requested by the Company, Optionee must authorize withholding from payroll, and any other amounts payable to Optionee, and must otherwise make adequate provision for any sums required to satisfy the federal, state and local tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Option. Upon Optionee’s request, Optionee may elect to have any such withholding obligations satisfied by: (i) delivering cash; (ii) delivering part or all of the withholding payment in previously owned shares (which have been held by Optionee for at least six months) of Common Stock (whether or not acquired through the prior exercise of an option; provided, however, if the Common Stock used was acquired in connection with the exercise of an ISO, then the ISO holding periods must be met before such Common Stock can be used to satisfy Optionee’s withholding obligations in connection with this Option); and/or (iii) irrevocably directing the Company to withhold from the vested shares of Common Stock that would otherwise be issued to Optionee upon the exercise of the Option that number of whole shares of Common Stock having a fair market value, determined by the Company, in its sole discretion, equal to the amount of tax required to be withheld, but not to exceed the Company’s required minimum statutory withholding. If the Option is an ISO, Optionee must immediately notify the Company in writing in the event Common Stock received pursuant to the Option is sold on or before the later of (a) two years after the Grant Date (as set forth in the Grant Notice), or (b) one year after the exercise date of the Option. Optionee may be subject to income tax withholding by the Company in accordance with this Section 9 hereof with respect to the compensation income recognized from such early disposition.

10.     Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

11.     Option Not A Service/Employment Contract. Neither the Grant Notice nor this Option Agreement creates a service or employment contract and in no way obligates Optionee to remain in the employ of the Company or an Affiliate, or in no way obligates the Company or an Affiliate to continue Optionee’s employment. In addition, neither the Grant Notice nor this Option Agreement obligates the Company or an Affiliate, or their respective stockholders, boards of directors, officers or employees to continue any relationship that Optionee might have as a Non-Employee Director or consultant for the Company or an Affiliate.